Exhibit 10.3

Execution Version

THIRD AMENDMENT TO TERM LOAN AGREEMENT

THIS THIRD AMENDMENT TO TERM LOAN AGREEMENT dated as of February 6, 2023 (the “Amendment”) is entered into among Jacobs Solutions Inc., a Delaware corporation (“Holdings”), Jacobs Engineering Group Inc., a Delaware corporation (“Jacobs US”), Jacobs U.K. Limited, a private limited company incorporated under the laws of England and Wales (“Jacobs UK”, and together with Jacobs US, the “Borrowers”, and the Borrowers collectively with Holdings, the “Loan Parties”), the Lenders and Bank of America, N.A., as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below) as amended hereby.

RECITALS

WHEREAS, the Borrowers, the Lenders and the Administrative Agent entered into that certain Term Loan Agreement dated as of March 25, 2020 (as amended by that certain First Amendment to Term Loan Agreement (LIBOR Transition) dated December 6, 2021, that certain Second Amendment to Term Loan Agreement dated August 26, 2022, that certain Waiver Under Term Loan Credit Agreement dated as December 21, 2022 and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the Borrowers have requested that the Lenders amend the Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment. Each of the parties hereto agrees that, effective on the Amendment Effective Date (as defined below):

(a) The Credit Agreement (excluding the Schedules and Exhibits thereto (other than as set forth below)) is hereby amended such that, after giving effect to all such amendments, it shall read in its entirety as set forth on Annex A attached hereto.

(b) A new Schedule 2.13 (Sustainability Table) is hereby added to the Credit Agreement to read in its entirety as set forth on Annex B hereto.

(c) Exhibit A (Form of Loan Notice) to the Credit Agreement is hereby amended such that, after giving effect to all such amendments, it shall read in its entirety as set forth on Annex C hereto.

(d) Exhibit C (Form of Compliance Certificate) to the Credit Agreement is hereby amended such that, after giving effect to all such amendments, it shall read in its entirety as set forth on Annex D hereto.

(e) Exhibit G (Form of Guaranty) to the Credit Agreement is hereby amended and restated such that, after giving effect to all such amendments, it shall read in its entirety as set forth on Annex E hereto

(f) A new Exhibit H (Form of Pricing Certificate) is hereby added to the Credit Agreement to read in its entirety as set forth on Annex F hereto.

The amendments to the Credit Agreement are limited to the extent specifically described herein (including as set forth in the annexes hereto) and no other terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended to be affected hereby.

2. Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent (the date such conditions precedent are satisfied, the “Amendment Effective Date”):

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or electronic scans (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Loan Parties, each dated on the Amendment Effective Date and each in form and substance satisfactory to the Administrative Agent:

(i) Executed counterparts of (A) this Amendment duly executed by Holdings, the Borrowers, the Lenders and Bank of America, N.A., as Administrative Agent and (B) the Guaranty duly executed by Holdings and Jacobs US.

(ii) Such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party.

(iii) Such documents and certifications as the Administrative Agent may reasonably require (but only to the extent such concept exists under relevant applicable law) to evidence that each Loan Party is duly organized or formed, and that it is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(iv) Favorable opinions of counsel to the Loan Parties, addressed to the Administrative Agent and each Lender.

(v) A certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required.

(vi) A certificate signed by a Responsible Officer of the Company certifying that (A) the representations and warranties made by the Loan Parties in Section 3 of this Amendment are true and correct in all material respects on the Amendment Effective Date, (B) there has been no event or circumstance since September 28, 2022 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect (as defined in the Credit Agreement, as amended by this Amendment) and (C) Jacobs US is in compliance with the financial covenants set forth in Section 7.11 of the Credit Agreement as of the last day of the fiscal quarter of Jacobs US ended on September 28, 2022.

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(vii) A duly executed Loan Notice.

(viii) Such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.

(b) (i) Unless waived by the Administrative Agent, the Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Amendment Effective Date, plus such additional amounts of fees, charges and disbursements incurred or to be incurred by it through the Amendment Effective Date (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent) and (ii) the Borrowers shall have paid all fees, charges and expenses in accordance with the terms of the Fee Letters, as applicable.

Without limiting the generality of the provisions of Section 10.01 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed or otherwise become a Lender under this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto. Notwithstanding anything to the contrary in this Amendment, this Section 2 and the conditions set out in this Section 2 shall cease to apply and be of no further effect on and from the Amendment Effective Date.

3. Representations and Warranties.

(a) The representations and warranties of (i) the Loan Parties contained in Article V of the Credit Agreement (as amended by this Amendment) and (ii) each Loan Party contained in each other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the Amendment Effective Date, except (x) to the extent that such representations and warranties are qualified by materiality, they shall be true and correct on and as of the Amendment Effective Date, and (y) to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date except to the extent qualified by materiality, then they shall be true and correct as of such earlier date.

(b) No Default exists or is continuing on the Amendment Effective Date.

(c) Each Loan Party has taken all necessary corporate or limited liability company action to authorize the execution, delivery and performance of this Amendment.

(d) This Amendment has been duly executed and delivered by each of the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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(e) No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or any other Person with respect to any Contractual Obligation is required in connection with the execution, delivery or performance by any Loan Party of this Amendment other than those that have already been obtained and are in full force and effect or the failure of which to have obtained would not reasonably be expected to have a Material Adverse Effect.

4. Miscellaneous.

(a) The Credit Agreement (as amended hereby), and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Amendment shall for all purposes constitute a Loan Document.

(b) Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents.

(c) Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d) This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise except in writing in accordance with Section 10.01 of the Credit Agreement.

(e) Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

(f) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (subject to Section 10.06 of the Credit Agreement).

(g) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered. This Amendment may be in the form of an Electronic Record (as defined herein) and may be executed using Electronic Signatures (as defined herein) (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the arrangers of a manually signed paper

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communication which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed communication converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Loan Parties without further verification and (b) upon the request of the Administrative Agent any Electronic Signature shall be promptly followed by a manually executed, original counterpart. “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

(h) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(i) The provisions of Sections 10.14 and 10.15 of the Credit Agreement are incorporated herein as though fully set forth herein.

5. Joinder of Holdings. By its execution of this Amendment Holdings hereby becomes a party to the Credit Agreement and is bound by all the terms, conditions, obligations, liabilities and undertakings to which it is subject thereunder, including without limitation the joint and several, unconditional, absolute, continuing and irrevocable guarantee to the Administrative Agent for the benefit of the Lenders of the payment and performance in full of the Obligations whether now existing or hereafter arising, all with the same force and effect as if Holdings were an original signatory to the Credit Agreement and the other Loan Documents.

6. Outstanding Loans.

(a) (i) All loans and other obligations of the Borrowers outstanding as of such date under the Credit Agreement shall be deemed to be loans and obligations outstanding under the corresponding facilities described therein, without any further action by any Person, (ii) all Base Rate Loans (as defined in the Credit Agreement prior to giving effect to this Amendment, the “Existing Credit Agreement”) then outstanding under the Existing Credit Agreement shall continue as Base Rate Loans under the Credit Agreement subject to the definition of “Base Rate” as defined in the Credit Agreement, (iii) all Alternative Currency Daily Rate Loans (as defined in the Existing Credit Agreement) then outstanding under the Existing Credit Agreement shall continue as Alternative Currency Daily Rate Loans under the Credit Agreement subject to the terms and conditions set forth in the Credit Agreement and (iv) the Interest Periods for all Eurocurrency Rate Loans (as defined in the Existing Credit Agreement) denominated in U.S. Dollars then outstanding under the Existing Credit Agreement shall terminate and, at the option of the Borrowers pursuant to a Loan Notice delivered pursuant to Section 2(c) on or prior to the Amendment Effective Date, such Loans shall be converted to either Term SOFR Loans or Base Rate Loans, as applicable, under the Credit Agreement subject to the terms thereof (or, with respect to the alignment of any Interest Period on the Amendment Effective Date, as set forth in the applicable Loan Notice).

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(b) Each party hereto acknowledges and agrees that, on and after the Amendment Effective Date, the Applicable Rate applicable to any Loan shall be as set forth in the definition of “Applicable Rate” in Section 1.01, without regard to any margin applicable thereto under the Existing Credit Agreement and each Lender party hereto consents to any early termination of any Interest Periods (as defined in the Existing Credit Agreement) as contemplated by the foregoing clause (a)(iii) and agrees to waive any amounts to which it might otherwise be entitled under Section 3.05 of the Existing Credit Agreement solely in connection therewith.

[Remainder of page intentionally left blank]

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

HOLDINGS:	JACOBS SOLUTIONS INC.

	By:	/s/ Kevin Berryman
	Name:	Kevin Berryman
	Title:	President and Chief Financial Officer

BORROWERS:	JACOBS ENGINEERING GROUP INC.

	By:	/s/ Kevin Berryman
	Name:	Kevin Berryman
	Title:	President and Chief Financial Officer

JACOBS U.K. LIMITED

	By:	/s/ Kevin Berryman
	Name:	Kevin Berryman
	Title:	President and Chief Financial Officer

Jacobs Engineering Group Inc.

Third Amendment to Term Loan Agreement

Signature Page

BANK OF AMERICA, N.A., as Administrative Agent

By	/s/ Liliana Claar
Name:	Liliana Claar
Title:	Vice President

Jacobs Engineering Group Inc.

Third Amendment to Term Loan Agreement

Signature Page

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Mukesh Singh
Name:	Mukesh Singh
Title:	Director

Jacobs Engineering Group Inc.

Third Amendment to Term Loan Agreement

Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Janine Z. Tweed
Name:	Janine Z. Tweed
Title:	Vice President

Jacobs Engineering Group Inc.

Third Amendment to Term Loan Agreement

Signature Page

BNP PARIBAS, as a Lender

By:	/s/ Karim Remtoula
Name:	Karim Remtoula
Title:	Vice President

By:	/s/ Valentin Detry
Name:	Valentin Detry
Title:	Vice President

Jacobs Engineering Group Inc.

Third Amendment to Term Loan Agreement

Signature Page

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Greg Strauss
Name:	Greg Strauss
Title:	Managing Director

Jacobs Engineering Group Inc.

Third Amendment to Term Loan Agreement

Signature Page

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Catherine Jones
Name:	Catherine Jones
Title:	Managing Director

Jacobs Engineering Group Inc.

Third Amendment to Term Loan Agreement

Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kyle T. O’Reilly
Name:	Kyle T. O’Reilly
Title:	SVP #23203

Jacobs Engineering Group Inc.

Third Amendment to Term Loan Agreement

Signature Page

TD BANK, N.A., as a Lender

By:	/s/ Steve Levi
Name:	Steve Levi
Title:	Senior Vice President

Jacobs Engineering Group Inc.

Third Amendment to Term Loan Agreement

Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Steven L. Sawyer
Name:	Steven L. Sawyer
Title:	Senior Vice President

Jacobs Engineering Group Inc.

Third Amendment to Term Loan Agreement

Signature Page

BMO HARRIS BANK N.A., as a Lender

By:	/s/ John Armstrong
Name:	John Armstrong
Title:	Managing Director

Jacobs Engineering Group Inc.

Third Amendment to Term Loan Agreement

Signature Page

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

Jacobs Engineering Group Inc.

Third Amendment to Term Loan Agreement

Signature Page

NATIONAL WESTMINSTER BANK PLC, as a Lender

By:	/s/ Jonathan Eady
Name:	Jonathan Eady
Title:	Director

Jacobs Engineering Group Inc.

Third Amendment to Term Loan Agreement

Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Will Price
Name:	Will Price
Title:	Vice President

Jacobs Engineering Group Inc.

Third Amendment to Term Loan Agreement

Signature Page

TRUIST BANK, as a Lender

By:	/s/ William P. Rutkowski
Name:	William P. Rutkowski
Title:	Director

Jacobs Engineering Group Inc.

Third Amendment to Term Loan Agreement

Signature Page

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as a Lender

By:	/s/ Brian Monahan

Name:	Brian Monahan

Title:	Director, Relationship Manager

By:	/s/ Pinyen Shih

Name:	Pinyen Shih
Title:	Executive Director, Industrials Team Lead

Annex C

[see attached]

EXHIBIT A

FORM OF LOAN NOTICE

Date:                         ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement, dated as of March 25, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Jacobs Solutions Inc., a Delaware corporation (“Holdings”), Jacobs Engineering Group Inc., a Delaware corporation (the “Jacobs US”), Jacobs U.K Limited, a private limited company incorporated under the laws of England and Wales (“Jacobs UK”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

[Jacobs US] [Jacobs UK] hereby requests (select one):

☐ A USD Term Borrowing of Loans	☐ A conversion or continuation of USD Term Loans

☐ A GBP Term Borrowing of Loans

1.	On (a Business Day).

2.	In the amount of .

3.	Comprised of .

[Type of Loan requested][1]

4.	For Term SOFR Loans or Alternative Currency Term Rate Loans: with an Interest Period of _____ months.

[JACOBS ENGINEERING GROUP INC.]
[JACOBS UK LIMITED]

By:
Name:
Title:

1	Only applicable for USD Term Borrowings.

A-1

Form of Loan Notice

Annex D

[see attached]

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                        ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement, dated as of March 25, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Jacobs Solutions Inc., a Delaware corporation (“Holdings”), Jacobs Engineering Group Inc., a Delaware corporation (“Jacobs US”), Jacobs U.K. Limited, a private limited company organized under the laws of England and Wales (“Jacobs UK”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _________________________ of Holdings, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of Holdings, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. Holdings has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Holdings ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. Holdings has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Holdings ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of Holdings and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Holdings during the accounting period covered by such financial statements.

3. A review of the activities of Holdings during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Holdings performed and observed all its Obligations under the Loan Documents, and

Form of Compliance Certificate

[select one:]

[to the best knowledge of the undersigned, during such fiscal period Holdings performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or--

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

☐ Check for distribution to PUBLIC and Private side Lenders

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                                              ,                    .

JACOBS SOLUTIONS INC.

By:
Name:
Title:

For the Quarter/Year ended (“Statement Date”)

Form of Compliance Certificate

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I.	Section 7.11(a) – Consolidated Leverage Ratio.[1]

A.		Consolidated Funded Indebtedness ((i) including the aggregate undrawn stated amount of all Financial Credits and all payment and reimbursement obligations due in respect thereof and (ii) excluding the aggregate undrawn stated amount of all Performance Credits, but including all payment and reimbursement obligations due in respect thereof) at Statement Date:	$___________

B.		Consolidated EBITDA for four consecutive fiscal quarters ending on the date above (“Subject Period”):

	1.	Consolidated Net Income for Subject Period:	$___________

	2.	Consolidated Interest Charges for Subject Period:	$___________

	3.	Provision for income taxes for Subject Period:	$___________

	4.	Depreciation expenses for intangibles for Subject Period:	$___________

	5.	Amortization expenses for intangibles for Subject Period:	$___________

	6.	Any costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings, operating expense reductions, restructuring, severance, business optimization, integration, transition, decommissioning, lease termination payments, consolidation and other restructuring costs, charges, accruals, reserves or expenses in an amount not to exceed 25% of Consolidated EBITDA (calculated prior to giving effect to any adjustment pursuant to this clause), in the aggregate in respect any such cash costs, charges, accruals, reserves or expenses attributable to Holdings and its Subsidiaries for Subject Period:	$___________

	7.	Fees and expenses incurred during such period in connection with any proposed or actual equity issuance or any proposed or actual issuance or incurrence of any Indebtedness, or any proposed or actual Acquisitions, Investments or Dispositions, including any financing fees and any merger and acquisition fees for Subject Period:	$___________

	8.	Any losses during such period resulting from the sale or Disposition of any assets of, or the discontinuation of any operations of, in each case, Holdings or any Subsidiary for Subject Period:	$___________

[1]

For purposes of Sections I of this Compliance Certificate, if there has occurred an Acquisition during the Subject Period, Consolidated EBITDA shall be calculated, at the option of Jacobs US, on a pro forma basis in accordance with the SEC pro forma reporting rules under the Securities Exchange Act of 1934, as if such Acquisition occurred on the first day of the applicable period.

Form of Compliance Certificate

	9.	Non-cash charges and expenses that are either (a) related to stock option awards or other equity compensation, (b) in connection with any Acquisition, Investment or Disposition or (c) impairment charges for Subject Period:	$___________

	10.	Any other non-cash charges or expenses (provided, that any cash payment made with respect to any such non-cash charge shall be subtracted in computing Consolidated EBITDA during the period in which such cash payment is made) for Subject Period:	$___________

	11.	Without duplication and to the extent included in arriving at such Consolidated Net Income, any extraordinary, unusual, infrequent or non-recurring gains for such period for Subject Period:	$___________

	12:	Consolidated EBITDA (Sum of Lines I.B.1 through 10 minus Line I.B.11):	$___________

C.		Consolidated Leverage Ratio (Line I.A ÷ Line I.B.12):	_____ to 1.00

		Maximum permitted:	[___ to 1.00][2]

II.	Applicable Rate Determination—Consolidated Leverage Ratio

A.	Consolidated Leverage Ratio (Line I.C)	to 1.00

B.	Current Debt Rating

C.	Pricing Level in accordance with below grid

Pricing Level	Debt Rating	Consolidated Leverage Ratio	Applicable Margin for Term SOFR Loans and Alternative Currency Daily Rate Loans	Base Rate Loans
1	≥ A- / A3	≤1.00:1	0.875%	0.000%
2	BBB+ / Baa1	>1.00:1 but <1.50:1	1.125%	0.125%
3	BBB / Baa2	≥1.50:1 but <2.00:1	1.250%	0.250%
4	BBB- / Baa3	≥2.00:1 but <2.50:1	1.375%	0.375%
5	BB+ / Ba1	≥2.50:1 but <3.00:1	1.500%	0.500%
6	≤ BB / Ba2	≥ 3.00:1	1.625%	0.625%

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The Consolidated Leverage ratio for such period shall not exceed 3.50:1.00; provided, that, at the request of Jacobs US following a Material Acquisition, such level shall be increased to 4.00:1.00 for each of the four consecutive fiscal quarters ending after such Material Acquisition and such request (an “Elevated Compliance Period”) but provided, further, that such level shall be reduced to 3.50:1:00 for one full fiscal quarter period prior to any subsequent Elevated Compliance Period.

Form of Compliance Certificate

Annex E

[see attached]

EXHIBIT G

FORM OF GUARANTY

[see attached]

G-1

Form of Guaranty

AMENDED AND RESTATED GUARANTY AGREEMENT

THIS AMENDED AND RESTATED GUARANTY AGREEMENT (this “Guaranty”), dated as of February 6, 2023, is made by Jacobs Solutions Inc., a Delaware corporation (“Holdings”) and Jacobs Engineering Group Inc., a Delaware corporation (the “Company” and together with Holdings, the “Guarantors” and each a “Guarantor”), in favor of the Lenders and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

The Company and the Administrative Agent are parties to that certain Guaranty Agreement dated as of March 20, 2020 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Guaranty Agreement”) pursuant to which the Company guaranteed the extensions of credit made or maintained under that certain Term Loan Agreement dated as of March 20, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”) among the Company, Jacobs U.K. Limited, a private limited company incorporated under the laws of England and Wales (“Jacobs UK”), the Administrative Agent and the Lenders party thereto.

It is a condition precedent to that certain Third Amendment to Term Loan Agreement (“Amendment”), dated as of the date hereof, among Jacobs UK, the Guarantors, the Administrative Agent and the Lenders from time to time party thereto that the Guarantors guarantee the indebtedness of the Borrowers to the Guaranteed Parties under or in connection with the Credit Agreement (such Borrowers, the “Obligors”). The Guarantors will derive substantial direct and indirect benefits from the making of the Loans to the Obligors pursuant to the Credit Agreement (which benefits are hereby acknowledged by each Guarantor).

Accordingly, to induce the Administrative Agent and the Lenders to continue to provide extensions of credit to the Borrowers under the Credit Agreement, and in consideration thereof, each Guarantor hereby agrees that the Existing Guaranty Agreement is hereby amended and restated by this Guaranty, with the effect that the Existing Guaranty Agreement as so amended and restated is hereby continued into this Guaranty, and this Guaranty shall constitute neither a release nor novation of any obligation or liability arising under the Existing Guaranty Agreement, and such obligations shall continue in effect on the terms hereof, all as follows:

SECTION 1. Definitions; Interpretation.

(a) Terms Defined in Credit Agreement. All capitalized terms used in this Guaranty (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

(b) Certain Defined Terms. As used in this Guaranty (including in the recitals hereof), the following terms shall have the following meanings:

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

“Collateral” means any property and interests and proceeds thereof now or hereafter acquired by any Guarantor or any other Person in which a Lien shall exist in favor of the Guaranteed Parties to secure the Guaranteed Obligations.

“Collateral Documents” means any agreement pursuant to which any Guarantor or any other Person provides a Lien on any Collateral and all filings, documents and agreements made or delivered pursuant thereto.

“Guaranteed Obligations” has the meaning set forth in Section 2.

“Guaranteed Parties” means the Administrative Agent and the Lenders.

“Guarantor Documents” means this Guaranty and all other certificates, documents, agreements and instruments delivered by each Guarantor to any Guaranteed Party under or in connection with this Guaranty.

“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either case undertaken under Debtor Relief Laws.

“Solvent” means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Subordinated Debt” has the meaning set forth in Section 7.

(c) Interpretation. The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Guaranty and are incorporated herein by this reference.

SECTION 2. Guaranty.

(a) Guaranty. Each Guarantor hereby unconditionally and irrevocably guarantees to the Guaranteed Parties, and their respective successors, endorsees, transferees and assigns, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the indebtedness, liabilities and other obligations of the Obligors to the Guaranteed Parties under or in connection with the Credit Agreement, the Notes and the other Loan Documents, including all unpaid principal of the Loans, all interest accrued thereon, all fees due under the Credit Agreement and all other amounts payable by the Obligors to the Guaranteed Parties thereunder or in connection therewith; provided that, no Guarantor shall be deemed to guarantee the obligations in respect of which it is a primary obligor. The terms “indebtedness,” “liabilities” and “obligations” are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any Debtor Relief Law, and including interest that accrues after the commencement by or against any Obligor or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding. The foregoing indebtedness, liabilities and other obligations of the Obligors, and all other indebtedness, liabilities and obligations to be paid or performed by each Guarantor in connection with this Guaranty (including any and all amounts due under Section 10.04 of the Credit Agreement), shall hereinafter be collectively referred to as the “Guaranteed Obligations.”

(b) Limitation of Guaranty. To the extent that any court of competent jurisdiction shall impose by final judgment under applicable law (including the California Uniform Fraudulent Transfer Act and §§544 and 548 of the Bankruptcy Code) any limitations on the amount of any Guarantor’s liability with respect to the Guaranteed Obligations which any Guaranteed Party can enforce under this Guaranty, the Guaranteed Parties by their acceptance hereof accept such limitation on the amount of such Guarantor’s liability hereunder to the extent needed to make this Guaranty and the Guarantor Documents fully enforceable and nonavoidable.

SECTION 3. Liability of Guarantor. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(i) each Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any Guaranteed Party’s exercise or enforcement of any remedy it may have against any other Loan Party or any other Person, or against any Collateral;

(ii) this Guaranty is a guaranty of payment when due and not merely of collectibility;

(iii) the Guaranteed Parties may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between any of the Guaranteed Parties and any Obligor with respect to the existence of such Event of Default;

(iv) each Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

(v) each Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall any Guarantor be exonerated or discharged by, any of the following events:

(A) any Insolvency Proceeding with respect to any Obligor, any Guarantor, any other Loan Party or any other Person;

(B) any limitation, discharge, or cessation of the liability of any Obligor, any Guarantor, any other Loan Party or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

(C) any merger, acquisition, consolidation or change in structure of any Obligor, any Guarantor or any other Loan Party or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of any Obligor, any Guarantor, any other Loan Party or other Person;

(D) any assignment or other transfer, in whole or in part, of any Guaranteed Party’s interests in and rights under this Guaranty or the other Loan Documents, including any Guaranteed Party’s right to receive payment of the Guaranteed Obligations, or any assignment or other transfer, in whole or in part, of any Guaranteed Party’s interests in and to any of the Collateral;

(E) any claim, defense, counterclaim or setoff, other than that of prior performance, that any Obligor, any Guarantor, any other Loan Party or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

(F) any Guaranteed Party’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document, any Guaranteed Obligations, or any Collateral, or any Guaranteed Party’s exchange, release, or waiver of any Collateral;

(G) any Guaranteed Party’s exercise or nonexercise of any power, right or remedy with respect to any of the Collateral, including any Guaranteed Party’s compromise, release, settlement or waiver with or of any Obligor, any other Loan Party or any other Person ;

(H) any impairment or invalidity of any of the Collateral or any other collateral securing any of the Guaranteed Obligations or any failure to perfect any of the Liens of the Guaranteed Parties thereon or therein;

(I) any Guaranteed Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to the Guaranteed Obligations;

(J) any acts of any Governmental Authority of or in any jurisdiction affecting any Guarantor, any other Loan Party or other Person, including any restrictions on the conversion or exchange of currency or repatriation or control of funds, a declaration of banking moratorium or any suspension of payments by banks in any jurisdiction or the imposition by any jurisdiction or any Governmental Authority thereof or therein of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction, or any total or partial expropriation, confiscation, nationalization or requisition of any such Person’s property; any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in any jurisdiction; or any economic political, regulatory or other events in any jurisdiction; and

(K) any other guaranty, whether by any Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of any Obligor to any Guaranteed Party.

SECTION 4. Consents of Guarantors. Each Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from each Guarantor:

(i) the principal amount of the Guaranteed Obligations may be increased or decreased and additional Obligations of the Loan Parties under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

(ii) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Guaranteed Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise;

(iii) the time for any Obligor’s (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Guaranteed Parties may deem proper;

(iv) any Guaranteed Party may discharge or release, in whole or in part, any other Loan Party or any other Person liable for the payment and performance of all or any part of the Guaranteed Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral or any other collateral, nor shall any Guaranteed Party be liable to any Guarantor for any failure to collect or enforce payment or performance of the Guaranteed Obligations from any Person or to realize on the Collateral or other collateral therefor;

(v) the Guaranteed Parties may take and hold other security (legal or equitable) of any kind at any time, as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

(vi) the Guaranteed Parties may request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of any Obligor to any Guaranteed Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and

(vii) the Guaranteed Parties may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of any Loan and any power of sale) granted by any Loan Document or other security document or agreement, or otherwise available to any Guaranteed Party, with respect to the Guaranteed Obligations or any of the Collateral, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of any Guarantor against any Obligor; all as the Guaranteed Parties may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.

SECTION 5. Guarantor Waivers.

(a) Certain Waivers. Each Guarantor waives and agrees not to assert:

(i) any right to require any Guaranteed Party to marshal assets in favor of any Obligor, any Guarantor, any other Loan Party or any other Person, to proceed against any Obligor, any other Loan Party or any other Person to proceed against or exhaust any of the Collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Guaranteed Obligations or comply with any other provisions of §9-611 of the New York UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of any Guaranteed Party whatsoever;

(ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

(iii) any defense arising by reason of any lack of corporate or other authority or any other defense of any Obligor, any Guarantor or any other Person;

(iv) any defense based upon any Guaranteed Party’s errors or omissions in the administration of the Guaranteed Obligations;

(v) any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of any Guarantor or the right of any Guarantor to proceed against any Obligor or any other obligor of the Guaranteed Obligations for reimbursement; and

(vi) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty, including any rights and defenses available to the Guarantors by reason of Sections 2787 to 2855, inclusive, of the California Civil Code. As provided below, this Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. The foregoing is included solely out of an abundance of caution, and shall not be construed to mean that any of the above referenced provisions of California law are in any way applicable to this Guaranty or the Guaranteed Obligations.

(b) Additional Waivers. Each Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by the Guaranteed Parties upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Each Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon any Obligor, any Guarantor or any other Person with respect to the Guaranteed Obligations.

(c) Independent Obligations. The obligations of any Guarantor hereunder are independent of and separate from the obligations of any Obligor and any other Loan Party and upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against any Guarantor, whether or not any Obligor or any such other Loan Party is joined therein or a separate action or actions are brought against any Obligor or any such other Loan Party.

(d) Financial Condition of Obligors. No Guarantor shall have any right to require any Guaranteed Party to obtain or disclose any information with respect to: (i) the financial condition or character of any Obligor or the ability of any Obligor to pay and perform the Guaranteed Obligations; (ii) the Guaranteed Obligations; (iii) the Collateral; (iv) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (v) any action or inaction on the part of any Guaranteed Party or any other Person; or (vi) any other matter, fact or occurrence whatsoever.

SECTION 6. Subrogation. Until the Guaranteed Obligations shall be satisfied in full and the Commitments shall be terminated, no Guarantor shall directly or indirectly exercise, (i) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of any Guaranteed Party as against any Obligor or other Loan Parties, whether in connection with this Guaranty, any of the other Loan Documents or otherwise. If any amount shall be paid to any Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

SECTION 7. Subordination.

(a) Subordination to Payment of Guaranteed Obligations. All payments on account of all indebtedness, liabilities and other obligations of any Obligor to any Guarantor, whether created under, arising out of or in connection with any documents or instruments evidencing any credit extensions to the Obligors or otherwise, including all principal on any such credit extensions, all interest accrued thereon, all fees and all other amounts payable by any Obligor to any Guarantor in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined (the “Subordinated Debt”) shall be subject, subordinate and junior in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of the Guaranteed Obligations.

(b) No Payments. As long as any of the Guaranteed Obligations shall remain outstanding and unpaid, no Guarantor shall accept or receive any payment or distribution by or on behalf of any Obligor, directly or indirectly, of assets of any Obligor of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Subordinated Debt, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Subordinated Debt (“Subordinated Debt Payments”), except that if no Event of Default exists, each Guarantor shall be entitled to accept and receive payments on the Subordinated Debt, in each case to the extent not prohibited by Article VII of the Credit Agreement. During the existence of an Event of Default (or if any Event of Default would exist immediately after the making of a Subordinated Debt Payment), and until such Event of Default is cured or waived, no Guarantor shall make, accept or receive any Subordinated Debt Payment. In the event that, notwithstanding the provisions of this Section 7, any Subordinated Debt Payments shall be received in contravention of this Section 7 by any Guarantor before all Guaranteed Obligations are paid in full in cash or cash equivalents, such Subordinated Debt Payments shall be held in trust for the benefit of the Guaranteed Parties and shall be paid over or delivered to the Administrative Agent for application to the payment in full in cash or cash equivalents of all Guaranteed Obligations remaining unpaid to the extent necessary to give effect to this Section 7, after giving effect to any concurrent payments or distributions to any Guaranteed Party in respect of the Guaranteed Obligations.

(c) Subordination of Remedies. As long as any Guaranteed Obligations shall remain outstanding and unpaid, no Guarantor shall, without the prior written consent of the Administrative Agent:

(i) accelerate, make demand or otherwise make due and payable prior to the original stated maturity thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests under or in respect of the Subordinated Debt;

(ii) exercise any rights under or with respect to (A) any guaranties of the Subordinated Debt, or (B) any collateral held by it, including causing or compelling the pledge or delivery of any collateral, any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any collateral held by it, notifying any account debtors of any Obligor or asserting any claim or interest in any insurance with respect to any collateral, or attempt to do any of the foregoing;

(iii) exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities or obligations of any Guarantor to any Obligor against any of the Subordinated Debt; or

(iv) commence, or cause to be commenced, or join with any creditor other than any Guaranteed Party in commencing, any Insolvency Proceeding; provided that in respect of clauses (i), (ii) and (iii) above, the prior written consent of the Administrative Agent shall not be required unless an Event of Default exists.

(d) Subordination Upon Any Distribution of Assets of any Obligor. In the event of any payment or distribution of assets of any Obligor of any kind or character at any time that an Event of Default exists, whether in cash, property or securities, upon any Insolvency Proceeding with respect to or involving any Obligor,

(i) all amounts owing on account of the Guaranteed Obligations, including all interest accrued thereon at the contract rate both before and after the initiation of any such proceeding, whether or not an allowed claim in any such proceeding, shall first be paid in full in cash, or payment provided for in cash or in cash equivalents, before any Subordinated Debt Payment is made; and

(ii) to the extent permitted by applicable law, any Subordinated Debt Payment to which any Guarantor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution directly to the Administrative Agent (on behalf of the other Guaranteed Parties) for application to the payment of the Guaranteed Obligations in accordance with clause (i), after giving effect to any concurrent payment or distribution or provision therefor to any Guaranteed Party in respect of such Guaranteed Obligations.

(e) Authorization to Administrative Agent. If, while any Subordinated Debt is outstanding and while an Event of Default exists, any Insolvency Proceeding is commenced by or against any Obligor or its property:

(i) the Administrative Agent, when so instructed by the Required Lenders, is hereby irrevocably authorized and empowered (in the name of the Guaranteed Parties or in the name of the Guarantors or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Guaranteed Parties; and

(ii) each Guarantor shall promptly take such action as the Administrative Agent (on instruction from the Required Lenders) may reasonably request (A) to collect the Subordinated Debt for the account of the Guaranteed Parties and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to the Administrative Agent, such powers of attorney, assignments and other instruments as it may request to enable it to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any and all Subordinated Debt Payments.

SECTION 8. Continuing Guaranty. This Guaranty is a continuing guaranty and agreement of subordination relating to any Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall continue in effect and be binding upon each Guarantor until termination of the Commitments and payment and performance in full of the Guaranteed Obligations.

SECTION 9. Payments. (a) Each Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which any Guaranteed Party or any other Person may have against any Guarantor by virtue hereof, upon the failure of any Obligor to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under §362(a) of the Bankruptcy Code), such Guarantor shall forthwith pay, or cause to be paid, in cash, to the Administrative Agent an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any Insolvency Proceeding with respect to any Obligor, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against any Obligor for such interest in any such Insolvency Proceeding). Each Guarantor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, on the day when due in the currency in which such Guaranteed Obligations are denominated, in Same Day Funds, to the Administrative Agent at such office of the Administrative Agent and to such account as are specified in the Credit Agreement. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Guaranty be made in the United States.

(b) Any payments by each Guarantor hereunder the application of which is not otherwise provided for herein, shall be applied in the order specified in Section 8.03 of the Credit Agreement.

SECTION 10. Representations and Warranties. Each Guarantor represents and warrants to each Guaranteed Party, in addition to those representations and warranties of such Guarantor set forth in Article V of the Credit Agreement that:

(a) No Prior Assignment. Each Guarantor has not previously assigned any interest in the Subordinated Debt or any collateral relating thereto, no Person other than such Guarantor owns an interest in any of the Subordinated Debt or any such collateral (whether as joint holders of the Subordinated Debt, participants or otherwise), and the entire Subordinated Debt is owing only to such Guarantor.

(b) Solvency. Immediately prior to and after and giving effect to the incurrence of each Guarantor’s obligations under this Guaranty such Guarantor, on a consolidated basis with its Subsidiaries, is and will be Solvent.

(c) Consideration. Each Guarantor has received at least “reasonably equivalent value” (as such phrase is used in §548 of the Bankruptcy Code, in §3439.04 of the California Uniform Fraudulent Transfer Act and in comparable provisions of other applicable law) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations and under any of the Collateral Documents to which either is a party.

(d) Independent Investigation. Each Guarantor hereby acknowledges that each has undertaken its own independent investigation of the financial condition of any Obligor and all other matters pertaining to this Guaranty and further acknowledges that neither is relying in any manner upon any representation or statement of any Guaranteed Party with respect thereto. Each Guarantor represents and warrants that each has received and reviewed copies of the Loan Documents and that each is in a position to obtain, and each hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of any Obligor and any other matters pertinent hereto that each Guarantor may desire. Each Guarantor is not relying upon or expecting any Guaranteed Party to furnish to such Guarantor any information now or hereafter in any Guaranteed Party’s possession concerning the financial condition of any Obligor or any other matter.

SECTION 11. Notices. All notices and other communications provided for herein shall be in writing and shall be given in the manner and to the addresses specified in the Credit Agreement. All such notices and communications shall be effective as set forth in Section 10.02 of the Credit Agreement.

SECTION 12. No Waiver; Cumulative Remedies. No failure by any Guaranteed Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Guarantor Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 13. Right of Set-Off. Subject to the further terms and conditions set forth in Section 10.08 of the Credit Agreement, if an Event of Default shall have occurred and be continuing, each of the Lenders and each of their respective Affiliates, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Guarantor against any and all of the obligations of any Guarantor now or hereafter existing under this Guaranty or any other Guarantor Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Guaranty or any other Loan Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender (by its acceptance hereof) agrees to notify each Guarantor and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 14. Marshalling; Payments Set Aside. Neither the Administrative Agent nor any Guaranteed Party shall be under any obligation to marshal any assets in favor of any Guarantor or any other Person or against or in payment of any or all of the Guaranteed Obligations. To the extent that any payment by or on behalf of any Loan Party is made to either the Administrative Agent or any other Guaranteed Party, or either the Administrative Agent or any other Guaranteed Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or any other Guaranteed Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender each severally (by its acceptance hereof) agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under clause (ii) of the preceding sentence shall survive the payment in full of the Guaranteed Obligations and the termination of this Guaranty.

SECTION 15. Benefits of Guaranty. This Guaranty is entered into for the sole protection and benefit of the Administrative Agent and each other Guaranteed Party and their respective successors and assigns, and no other Person (other than any Related Party or Participant) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty. The Guaranteed Parties, by their acceptance of this Guaranty, shall not have any obligations under this Guaranty to any Person other than any Guarantor, and such obligations shall be limited to those expressly stated herein.

SECTION 16. Binding Effect; Assignment.

(a) Binding Effect. This Guaranty shall be binding upon each Guarantor and their successors and assigns, and inure to the benefit of and be enforceable by the Administrative Agent and each other Guaranteed Party and their respective successors, endorsees, transferees and assigns.

(b) Assignment. Except to the extent otherwise provided in the Credit Agreement, no Guarantor shall have the right to assign or transfer its rights and obligations hereunder or under any other Guarantor Documents without the prior written consent of the Required Lenders. Each Lender may, without notice to or consent by each Guarantor, sell, assign, transfer or grant participations in all or any portion of such Lender’s rights and obligations hereunder and under the other Guarantor Documents in connection with any sale, assignment, transfer or grant of a participation by such Lender in accordance with (and subject to the restrictions in) Section 10.06 of the Credit Agreement of or in its rights and obligations thereunder and under the other Loan Documents. Subject to Section 10.06 of the Credit Agreement, in the event of any grant of a participation, the Participant (A) shall be deemed to have a right of setoff under Section 13 in respect of its participation to the same extent as if it were such “Guaranteed Party;” and (B) shall also be entitled to the benefits of Section 10.04 of the Credit Agreement.

SECTION 17. Governing Law. THIS GUARANTY AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 18. Entire Agreement; Amendments and Waivers. This Guaranty together with the other Guarantor Documents embodies the entire agreement of each Guarantor with respect to the matters set forth herein and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and shall not be amended except by written agreement in accordance with the Credit Agreement. No waiver of any rights of the Guaranteed Parties under any provision of this Guaranty or consent to any departure by any Guarantor therefrom shall be effective unless in writing and signed by the requisite parties as required by the Credit Agreement. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 19. Severability. If any provision of this Guaranty or the other Guarantor Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty and the other Guarantor Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 19, if and to the extent that the enforceability of any provisions in this Guaranty relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 20. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any such sum due from it to the Administrative Agent or any Guaranteed Party hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Guaranteed Party, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Guaranteed Party, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Guaranteed Party from any Guarantor in the Agreement Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Guaranteed Party, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Guaranteed Party in such currency, the Administrative Agent or such Guaranteed Party, as the case may be, agrees to return the amount of any excess to such Guarantor (or to any other Person who may be entitled thereto under Applicable Law).

SECTION 21. Taxes. Any and all payments under this Guaranty by each Guarantor shall be made free and clear of, and without deduction or withholding for, any Taxes, all in accordance with the Credit Agreement.

SECTION 22. Amendment and Restatement. Notwithstanding this amendment and restatement of the Existing Guaranty Agreement, (a) all of the indebtedness, liabilities and obligations owing by each Guarantor, as applicable, under the Existing Guaranty Agreement shall continue as obligations hereunder, (b) the guaranty hereunder is given as a substitution of, and not as a payment of the indebtedness, liabilities and obligations of each Guarantor, as applicable, under, the Existing Guaranty Agreement and neither the execution and delivery of this Guaranty nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Existing Guaranty Agreement or the guaranty created thereunder and (c) each Guarantor, as applicable, ratifies, affirms and acknowledges all of their Guaranteed Obligations in respect of the Existing Guaranty Agreement and related documents and agreements delivered thereunder.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Guarantor has executed this Guaranty, as of the date first above written.

JACOBS SOLUTIONS INC.

By:
Name:
Title:

JACOBS ENGINEERING GROUP INC.

By:
Name:
Title:

Jacobs Engineering Group Inc.

Amended and Restated Guaranty Agreement

Signature Page

Annex F

[see attached]

EXHIBIT H

FORM OF

PRICING CERTIFICATE

Dated as of:

To:	Bank of America, N.A., as Administrative Agent
BofA Securities, Inc., as Sustainability Coordinator

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement, dated as of March 25, 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), Jacobs Engineering Group Inc., a Delaware corporation (the “Jacobs US”), Jacobs U.K Limited, a private limited company incorporated under the laws of England and Wales (“Jacobs UK”), the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and BofA Securities, Inc. as Sustainability Coordinator.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                           of Jacobs US, and that, as such, he/she is authorized to execute and deliver this Pricing Certificate to the Administrative Agent on the behalf of Jacobs US, and that:

1.	Attached as Annex A hereto are true and correct copies of the Sustainability Report for the 20[•] Fiscal Year and the review report from the KPI Metrics Auditor with respect thereto.

2.	The Sustainability Fee Adjustment in respect of the 20[•] Fiscal Year is [+][-][•]%, and the Sustainability Rate Adjustment in respect of the 20[•] Fiscal Year is [+][-][•]%.

[Remainder of Page Intentionally Left Blank]

H-1

Form of Pricing Certificate

IN WITNESS WHEREOF, the undersigned has executed this Pricing Certificate as of the day and year first above written.

JACOBS ENGINEERING GROUP INC.

By:
Name:
Title:

H-2

Form of Pricing Certificate

Annex A

SUSTAINABILITY REPORT

This Sustainability Report references the KPI Metric as defined in the Agreement, including the Sustainability Thresholds and Sustainability Targets as set forth therein.

Percentage of Women in Leadership Positions

1.	Percentage of Women in Leadership Positions Threshold for Fiscal Year 20___: _____

2.	Percentage of Women in Leadership Positions Target for Fiscal Year 20___: _____

3.	Percentage of Women in Leadership Positions for Fiscal Year 20___: _____

Check the appropriate boxes:

The KPI Metric is ☐ above, ☐ below or ☐ equal to the Percentage of Women in Leadership Positions Threshold for Fiscal Year 20___.

The KPI Metric is ☐ above, ☐ below or ☐ equal to the 2. Percentage of Women in Leadership Positions Target for Fiscal Year 20___.

H-3

Form of Pricing Certificate